SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                             CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 18, 1995
                                                  ----------------


                     The CIT Group Holdings, Inc.
- -------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


   Delaware           1-1861                  13-2994534
- -------------------------------------------------------------------
 (State or other     (Commission             (IRS Employer
  jurisdiction of     File Number)            Identification No.)
  incorporation)


                      1211 Avenue of the Americas
                       New York, New York  10036
- -------------------------------------------------------------------


Registrant's telephone number, including area code (212) 536-1950
                                                   --------------



- -----------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

         See attached press release.


                              SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 THE CIT GROUP HOLDINGS, INC.
                                 ------------------------------
                                        (Registrant)


                                 By /s/ JOSEPH J. CARROLL
                                 ----------------------------
                                   Joseph J. Carroll
                                   Executive Vice President and
                                   Chief Financial Officer

Dated:  January 18, 1995

(The CIT Group, Inc. Letterhead)
                                                      Joseph J.Carroll
                                                      Chief Financial Officer
                                                      (201) 740-5214



FROM:  THE CIT GROUP HOLDINGS, INC.
       1211 AVENUE OF THE AMERICAS
       NEW YORK, NY  10036

FOR IMMEDIATE RELEASE
- ---------------------


       THE CIT GROUP REPORTS RECORD 1994 NET INCOME OF $201.1 MILLION;
       ---------------------------------------------------------------
                        10.3 PERCENT INCREASE OVER 1993
                        -------------------------------

     NEW YORK, NEW YORK, JANUARY 18, 1995 --- The CIT Group Holdings, Inc., one of the nation's leading asset-based finance companies with total assets of $16.0 billion, today announced record 1994 net income of $201.1 million, an increase of 10.3 percent compared with $182.3 million in 1993. The fourth consecutive year of record earnings reflects improved interest income from continued excellent asset growth in most business units, increased factoring commissions and a lower provision for credit losses.

     "CIT's performance in 1994 was outstanding," said Albert R.Gamper, Jr., CIT President and CEO. "We crossed the $200 million in earnings threshold, reached record asset levels and received important upgrades from rating agencies on our senior debt."

     "In 1994," added Mr. Gamper, "CIT also completed the strategic acquisition of Barclays Commercial Corp. to become the nation's largest factor and continued to expand our home equity business in a challenging marketplace."

      "These are just some of CIT's significant accomplishments this year. Our results are a testament to the continued dedication and hard work of 2700 employees."

      "In passing these milestones, we enter 1995 with a good deal of momentum." However, he noted, "We are mindful of the effect that increased competition will have and concerned about the rising market interest rate environment and its potential impact on economic activity."

Financial highlights for 1994 include:

      - Finance receivables (before the reserve for credit losses) of $14.8 billion and equipment under operating lease of 867.9 million totaled a record $15.7 billion at December 31,1994, up $2.3 billion (17.1 percent) from $13.4 billion at year-end
            1993. The acquisition of Barclays Commercial Corporation (BCC) in February 1994 added over $700 million of factored receivables.

      - Interest and fees of $1.35 billion rose 14.0 percent from $1.18 billion in 1993, reflecting earnings generated from the growth in financing and leasing assets and increased factoring commissions due to the BCC acquisition.

      - Net charge-offs declined to $84.2 million, or 0.61 percent of average finance receivables, compared to $94.4 million, or 0.77 percent of average finance receivables in 1993.

      - Operating expenses before the provision for credit losses amounted to $337.9 million, or 2.48 percent of average earning assets, compared to $282.2 million, or 2.30 percent of average earning assets in 1993. The increase is principally attributable to the BCC acquisition and expanded activity in Consumer Finance where finance receivables rose to $570.8 million at December 31, 1994, a threefold increase as compared with $131.3 at year-end 1993.

      - Finance receivables past due 60 days or more were $176.9 million (1.20 percent of finance receivables) at December 31, 1994, down from $216.1 million (1.71 percent of finance receivables) at year-end 1993. Past due finance receivables on nonaccrual status totaled $110.2 million (0.75 percent of finance receivables) at December 31, 1994, compared to $139.9 million (1.11 percent of finance receivables) at year-end 1993.

      - Assets received in the satisfaction of loans totaled $86.5 million at December 31, 1994, compared with $87.0 million at December 31, 1993.

            The CIT Group Holdings, Inc., one of the nation's leading asset-based lenders, is owned 60 percent by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world, and 40 percent by Chemical Banking Corporation, the fourth largest bank holding company in the United States.


           (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)
                                  # # #

                          THE CIT GROUP HOLDINGS, INC.
                                 AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                 Year-Ended December 31,
                        -----------------------------------------
                           1994     % to AEA    1993     % to AEA
                        ----------- -------- ----------- --------
Interest and fees
 earned                 $ 1,347,864   9.80%* $ 1,181,914  9.50%*
Interest expense            613,957   4.42 *     508,006  4.00 *
                        ----------- -------- ----------- --------
  Net interest and fees     733,907   5.38       673,908  5.50

Gains on asset sales         26,039    .19        23,945   .20
                        ----------- -------- ----------- --------
  Operating revenue         759,946   5.57       697,853  5.70
                        ----------- -------- ----------- --------
Salaries and employee
 benefits                   185,868   1.36       152,139  1.24
Other operating expenses    152,068   1.12       130,043  1.06
                        ----------- -------- ----------- --------
  Operating expenses
   before provision
   for credit losses        337,936   2.48       282,182  2.30

Provision for credit losses
 on net charge-offs          84,152    .61 **     94,408   .77 **
Provision for credit losses
 for reserve change          12,789    .09        10,466   .09
                        ----------- -------- ----------- --------
  Provision for credit
   losses                    96,941    .71       104,874   .86
                        ----------- -------- ----------- --------
  Total operating expenses  434,877   3.19       387,056  3.16
                        ----------- -------- ----------- --------
  Income before provision
   for income taxes         325,069   2.39       310,797  2.54

Provision for income taxes  123,941    .91       128,489  1.05
                        ----------- -------- ----------- --------
  Net income            $   201,128   1.48%  $   182,308  1.49%
                        =========== ======== =========== ========
Average financing and
 leasing assets (AEA)   $13,630,256          $12,262,902

Average finance
 receivables            $13,819,916            $12,266,125

* Excludes interest income and interest expense relating to interest-bearing deposits
** Percent to average finance receivables

                              THE CIT GROUP HOLDINGS, INC.
                                    AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS
                             (DOLLAR AMOUNTS IN THOUSANDS)

                                 December 31,       December 31,
                                     1994               1993
                                 -----------        -----------
ASSETS
- ------
FINANCING AND LEASING ASSETS
Capital Equipment Financing      $ 4,493,531        $ 4,394,528
Business Credit                    1,442,049          1,282,133
Credit Finance                       719,642            645,642
                                 -----------        -----------
  Corporate Finance                6,655,222          6,322,303

Commercial Services                1,896,233            981,935

Industrial Financing               4,269,693          3,880,991
Sales Financing                    1,402,443          1,307,544
                                 -----------        -----------
  Dealer and Manufacturer
   Financing                       5,672,136          5,188,535

Consumer Finance                     570,772            131,321
                                 -----------        -----------
  Finance receivables             14,794,363         12,624,094
Reserve for credit losses           (192,421)          (169,378)
                                 -----------        -----------
  Net finance receivables         14,601,942         12,454,716

Equipment under operating
 lease, net                          867,914            751,901
                                 -----------        -----------
  Net financing and leasing
   assets                         15,469,856         13,206,617

CASH AND CASH EQUIVALENTS              6,558            101,554

OTHER ASSETS                         487,076            420,310
                                 -----------        -----------
  TOTAL ASSETS                   $15,963,490        $13,728,481
                                 ===========        ===========

DEBT
Commercial paper                 $ 5,660,194        $ 6,516,139
Variable rate notes                3,812,500          1,686,500
Fixed rate notes                   2,623,150          2,392,500
Subordinated fixed rate notes        300,000            200,000
                                 -----------        -----------
  Total debt                      12,395,844         10,795,139

Credit balances of factoring
 clients                             993,394            521,728
Accrued liabilities and payables     354,714            324,520
Deferred Federal income taxes        426,511            394,859
                                 -----------         -----------
  Total liabilities               14,170,463          12,036,246

STOCKHOLDERS' EQUITY
Common stock - authorized, issued and
 outstanding - 1,000 shares          250,000             250,000
Paid-in capital                      408,320             408,320
Retained earnings                  1,134,707           1,033,915
                                 -----------         -----------
  Total stockholders' equity       1,793,027           1,692,235
                                 -----------         -----------
  TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY          $15,963,490         $13,728,481
                                 ===========         ===========

                      THE CIT GROUP HOLDINGS, INC.
                             AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       (DOLLAR AMOUNTS IN THOUSANDS)


                                            Year Ended
                                            December 31,
                                    ---------------------------
                                        1994            1993
                                    ------------     ----------
Common stock
Balance, beginning and end of period $  250,000       $  250,000
                                     ----------       ----------
Paid-in capital
Balance, beginning and end of period    408,320          408,320
                                     ----------       ----------
Retained earnings
Balance, beginning of period          1,033,915          942,771
Net income                              201,128          182,308
Dividends paid                         (100,336)         (91,164)
                                     ----------       ----------
Balance, end of period                1,134,707        1,033,915
                                     ----------       ----------
  Total stockholders' equity         $1,793,027       $1,692,235
                                     ==========       ==========